Exhibit 99.1

CallidusCloud Reports Record Q2 Revenue of $32.5 Million, a 25% Year-Over-Year Increase

● Record SaaS Revenue of $19.6 Million, a 24% Year-Over-Year Increase

PLEASANTON, Calif., July 31, 2014— Callidus Software Inc. (NASDAQ: CALD), a leading provider of Cloud sales and marketing effectiveness software, today announced financial results for the second quarter ended June 30, 2014.

"I was pleased with our performance in Q2, and in particular the acceleration of our SaaS revenue. We had record total revenue, record recurring revenue, our margins expanded again and we also significantly strengthened our balance sheet," said Leslie Stretch president and CEO of CallidusCloud. "We held our largest and most successful user conference to date, we expanded our international presence in Japan and Mexico and we added to our partner channel. As a result I believe we are well positioned for continued future success. "

Financial Highlights for the Second Quarter 2014
Total revenue was $32.5 million for the second quarter, an increase of 25%. Total recurring revenue was $23.7 million, which includes SaaS revenue of $19.6 million and maintenance revenue of $4.1 million. SaaS revenue increased 24% over the same quarter in the prior year. Services and license revenue of $8.8 million, consisting of $7.6 million in services revenue and $1.2 million in license revenue, increased 40% compared to the same quarter in the prior year. Cash and short-term investments were nearly $42 million, a 22% increase from the prior quarter.

GAAP Performance
•	Recurring revenue gross margin was 68% compared to 65% in the same quarter in the prior year.

•	Operating loss was $3.0 million compared to $4.3 million in the same quarter in the prior year.

•	During the quarter a gain of $3.9 million was recognized as other income on the sale of select domain names and trademarks.

•	Net income was $250,000, or breakeven on a per share basis, compared to a net loss of $6.4 million, or ($0.17) per share, for the same quarter in the prior year.

•	Cash generated from operations was $1.0 million in the current quarter compared to $5.2 million in the same quarter in the prior year.

Non-GAAP Performance
The following non-GAAP measures are described below and reconciled to the corresponding GAAP measures at the end of this release.

•	Recurring revenue gross margin was 72% compared to 68% for the same quarter in the prior year.

•	Operating income was $1.4 million compared to $0.4 million for the same quarter in the prior year.

•	Net income was $1.0 million, or $0.02 per fully diluted share, compared to a net loss of $0.9 million, or ($0.02) per fully diluted share for the same quarter in the prior year.

Business Highlights for the Second Quarter 2014

●
Registrations nearly doubled compared to the prior year at C3, CallidusCloud’s annual user conference in May. There were over 70 breakout sessions covering all aspects of sales, marketing and learning featuring customer stories, product deep dives, and industry thought leaders. Due to the growth in attendees C3 North America will be held at the Wynn Resort May 11th-13th 2015.

●
CallidusCloud sponsored key industry events including SAP Insider CRM 2014, NetSuite’s Suite World, the Gartner 360 Summit, Sirius Decisions Summit 2014, Forrester Forum for Marketing Leaders in EMEA, Salesforce 1 world tour in Atlanta, Boston, Chicago and London, and DocuSign Momentum in the UK.

●	CallidusCloud further expanded its partner ecosystem with 9 new resellers and alliance partners including Appirio, a leading global Cloud services company.

Financial Outlook for 2014 – Third Quarter and Full Year
For the third quarter of 2014, the Company expects total revenue to be between $33.0 million and $34.0 million. GAAP operating loss is expected to be between $1.9 million and $2.7 million with ($0.04) to ($0.07) GAAP loss per share. Non-GAAP operating income is expected to be between $2.0 million and $2.5 million with non-GAAP fully diluted earnings per share between $0.03 and $0.05.

For the full year of 2014, the Company is raising the lower end of previous guidance to $129.0 million and maintaining the higher end at $132.5 million. GAAP operating loss is expected to be between $8.6 million and $11.6 million with ($0.12) to ($0.18) GAAP loss per share. Non-GAAP operating income is expected to be between $7.0 million and $9.0 million with non-GAAP fully diluted earnings per share between $0.12 and $0.16.

Conference Call

In conjunction with this announcement CallidusCloud will host a conference call at 1:30 p.m. Pacific Daylight Time (PDT) today to discuss the second quarter 2014 results and outlook for the third quarter 2014 and full year 2014. The conference call will be available via live webcast at the Investor Relations section of CallidusCloud’s website.

Webcast site: http://www.calliduscloud.com/about-us/investor-relations/
Dial-in: 866-510-0707 (International callers: 617-597-5376)
Passcode: 82138553
Replay information: A webcast replay will be available on the Investor Relations section of our website under Calendar of Events.

For more information, please visit: http://www.calliduscloud.com/about-us/investor-relations/

About CallidusCloud
Callidus Software Inc. (NASDAQ:CALD), doing business as CallidusCloud®, the leading provider of sales and marketing effectiveness software. CallidusCloud enables organizations to accelerate and maximize their lead to money process with a complete suite of solutions that identify the right leads, ensure proper territory and quota distribution, enable sales forces, automate configure price quote, and streamline sales compensation – driving bigger deals, faster. Over 2500 leading organizations, across all industries, rely on CallidusCloud to optimize the lead to money process to close more deals for more money in record time.

For more information, please visit www.calliduscloud.com.

Non-GAAP Financial Measures

In this release, CallidusCloud has provided additional financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP gross margin, non-GAAP recurring revenue gross margin, non-GAAP operating loss, non-GAAP net loss, and non-GAAP net loss per share. CallidusCloud uses non-GAAP measures internally in analyzing its financial results and believes that they are useful to investors as a supplement to GAAP measures in evaluating CallidusClouds’ operating performance. CallidusCloud believes that the use of these non-GAAP measures provides additional insight for investors to use in evaluation of ongoing operating results and trends and in comparing its financial measures with other companies in CallidusCloud’s industry, many of which present non-GAAP financial measures that may resemble our non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Our non-GAAP measures reflect adjustments based on the following items:

Stock-based compensation expenses: We have excluded the effect of stock-based compensation expenses from our non-GAAP gross profit, recurring revenue gross profit, operating expenses and net income (loss). We believe the exclusion of stock-based compensation expenses provides a useful comparison of our operating results to our peers.

Restructuring and other expenses: We have excluded the effect of restructuring and other expenses from our non-GAAP operating expenses and net income (loss). Restructuring and other expenses consist of employee severance, facility exit costs and incremental depreciation expense as a result of the change in the estimated useful life of assets to be abandoned and are not a component of ongoing operations. We feel it is useful to investors to understand the effects of these items on our total operating profit and expense.

Patent litigation costs: We have excluded the effect of patent infringement and litigation defense costs from our non-GAAP operating expenses and net income (loss). We believe patent defense costs are not indicative of our ongoing business operations, and are inconsistent in amount and frequency; as such we exclude patent litigation defense costs during our evaluation of our business performance.

Convertible note interest expense and amortization of convertible note issuance costs: We have excluded the costs of convertible note interest expense, redemption inducement and issuance costs from our non-GAAP operating expenses and net income (loss). We believe that these costs are not indicative of our continuing operations or meaningful in evaluating current versus past business results.

Amortization or sale of acquired intangible assets: We have excluded the effect of amortization or sale of acquired intangibles which include developed technology, customer relationships, trade names, domain names, patents and licenses from our non-GAAP gross profit, recurring revenue gross profit, operating expenses, other income and expense and net income (loss). Amortization or sale of acquired intangibles is significantly affected by timing, and as such, can be inconsistent in amount and nature.

Note on Forward-Looking Statements

The forward-looking statements included in this press release, including for example discussion of our commercial prospects, estimates of future revenues, operating income/loss and expenses, earnings per share, stock-based compensation expenses, amortization of acquired intangible assets, restructuring expenses, and patent litigation costs reflect management’s best judgment based on factors currently known and involve risks and uncertainties. These risks and uncertainties include, but are not limited to, potential disruption of customer purchase decisions resulting from global economic conditions, timing and size of orders, relative growth of our recurring revenue, potential decreases in customer spending, uncertainty regarding purchasing trends in the cloud software market, customer cancellations or non-renewal of maintenance contracts or on-demand services, our potential inability to manage effectively any growth we experience, our ability to develop new products and services, increased competition or new entrants in the marketplace, potential impact of acquisitions and investments, changes in staffing levels, and other risks detailed in periodic reports we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K which may be obtained by contacting CallidusCloud’s Investor Relations department at 415-445-3238, or from the Investor Relations section of CallidusCloud’s website (http://www.calliduscloud.com/about-us/investor-relations/). Actual results may differ materially from those presently reported. We assume no obligation to update the information contained in this release.

©2014. Callidus Software Inc. All rights reserved. Callidus, Callidus Software, the Callidus Software logo, CallidusCloud, the CallidusCloud logo, TrueComp Manager, ActekSoft , ACom3, iCentera, Webcom, Litmos, the Litmos logo, LeadFormix, Rapid Intake, 6FigureJobs and LeadRocket are trademarks, service marks, or registered trademarks of Callidus Software Inc. and its affiliates in the United States and other countries. All other brand, service or product names are trademarks or registered trademarks of their respective companies or owners.

Investor Relations Contact
Ed Keaney
Market Street Partners
(415) 445-3238
cald@marketstreetpartners.com

Press Contact:
Linda Vejnoska
LEWIS PR
(415) 432-2415
Linda.vejnoska@lewispr.com

CALLIDUS SOFTWARE INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenue:
Recurring	$23,684	$19,616	$45,934	$39,240
Services and license	8,831	6,314	17,558	12,232
Total revenue	32,515	25,930	63,492	51,472
Cost of revenue:
Recurring	7,502	6,931	14,790	14,384
Services and license	5,628	4,739	10,738	9,961
Total cost of revenue	13,130	11,670	25,528	24,345
Gross profit	19,385	14,260	37,964	27,127

Operating expenses:
Sales and marketing	11,808	7,891	22,535	15,535
Research and development	5,045	4,409	9,918	8,838
General and administrative	5,135	5,946	10,221	11,132
Restructuring and other	404	315	404	1,558
Total operating expenses	22,392	18,561	43,078	37,063

Operating loss	(3,007)	(4,301)	(5,114)	(9,936)
Interest income and other income (expense)	3,787	(995)	3,577	(1,839)

Income (loss) before provision for income taxes	780	(5,296)	(1,537)	(11,775)
Provision for income taxes	530	1,119	680	1,243

Net income (loss)	$250	$(6,415)	$(2,217)	$(13,018)

Net income (loss) per share
Basic	$0.00	$(0.17)	$(0.05)	$(0.35)
Diluted	$0.00	$(0.17)	$(0.05)	$(0.35)

Weighted average shares used in computing net income (loss) per share
Basic	46,648	37,813	46,298	37,478
Diluted	48,061	37,813	46,298	37,478

Includes stock-based compensation, amortization of acquired intangible assets, patent litigation costs, interest expense on convertible notes, amortization of convertible note issuance costs, restrucuring and other expenses and gain on sale of domain names and trademarks as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Cost of revenues:
Recurring	$769	$719	$1,498	$1,405
Services and license	270	249	496	667
Operating expenses:
Sales and marketing	1,054	813	1,883	1,614
Research and development	474	467	912	933
General and administrative	1,473	2,127	2,855	3,471
Restructuring and other	404	315	404	1,558
Interest income and other income (expense)	(3,728)	837	(3,527)	1,674
Total	$716	$5,527	$4,521	$11,322

CALLIDUS SOFTWARE INC.
CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$37,914	$28,295
Short-term investments	4,008	7,866
Accounts receivable, net	29,366	29,216
Deferred income taxes	187	-
Prepaid and other current assets	6,523	6,232
Total current assets	77,998	71,609

Property and equipment, net	13,637	11,351
Goodwill	32,791	31,207
Intangible assets, net	17,066	16,995
Deferred income taxes, noncurrent	498	405
Deposits and noncurrent assets	1,913	2,626
Total assets	$143,903	$134,193

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,250	$2,987
Accrued payroll and related expenses	6,218	7,377
Accrued expenses	8,266	5,395
Deferred income taxes	1,159	1,159
Deferred revenue	49,066	46,222
Capital lease obligations	1,211	1,308
Total current liabilities	68,170	64,448

Deferred revenue, noncurrent	11,100	10,432
Deferred income taxes, noncurrent	196	155
Capital lease obligations, noncurrent	668	987
Convertible notes	-	14,197
Revolving line of credit	2,982	-
Other noncurrent liabilities	1,532	1,921
Total liabilities	84,648	92,140

Stockholders’ equity:
Common stock	48	45
Additional paid-in capital	334,831	315,430
Treasury stock	(14,430)	(14,430)
Accumulated other comprehensive income	180	165
Accumulated deficit	(261,374)	(259,157)
Total stockholders’ equity	59,255	42,053
Total liabilities and stockholders’ equity	$143,903	$134,193

CALLIDUS SOFTWARE INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Six Months Ended June 30,
	2014	2013
Cash flows from operating activities:
Net loss	$(2,217)	$(13,018)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation expense	2,564	2,109
Amortization of intangible assets	2,525	2,414
Gain on sale of intangible assets	(3,862)	-
Provision for doubtful accounts	480	314
Stock-based compensation	4,924	5,801
Release of valuation allowance	(149)	-
Loss on disposal of property and equipment	-	3
Amortization of convertible notes issuance cost	58	268
Net amortization on investments	15	46
Changes in operating assets and liabilities:
Accounts receivable	(243)	86
Prepaid and other current assets	(291)	(272)
Other noncurrent assets	401	(472)
Accounts payable	(706)	(3,201)
Accrued expenses	1,553	986
Accrued payroll and related expenses	(1,149)	(431)
Accrued restructuring and other expenses	(50)	(578)
Deferred revenue	2,832	8,203
Deferred income taxes	(239)	118
Net cash provided by operating activities	6,446	2,376

Cash flows from investing activities:
Purchases of investments	(1,209)	(5,634)
Proceeds from maturities and sale of investments	5,050	9,450
Purchases of property and equipment	(4,018)	(1,356)
Purchases of intangible assets	(743)	(364)
Proceeds from sales of intangible assets, net of expenses	4,651	-
Acquisitions, net of cash acquired	(2,402)	-
Net cash provided by investing activities	1,329	2,096

Cash flows from financing activities:
Proceeds from issuance of common stock	1,975	2,168
Repurchase of common stock from employees for payment
of taxes on vesting of restricted stock units	(1,439)	(490)
Proceeds from line of credit	2,982	-
Payment of consideration related to acquisitions	(630)	(3,078)
Repayment of debt	(645)	-
Payment of principal under capital leases	(416)	(1,047)
Net cash provided by (used in) financing activities	1,827	(2,447)
Effect of exchange rates on cash and cash equivalents	17	(126)
Net increase in cash and cash equivalents	9,619	1,899
Cash and cash equivalents at beginning of period	28,295	16,400
Cash and cash equivalents at end of period	$37,914	$18,299

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except for percentages and per share data)
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2014	2013	2014	2013

Non-GAAP gross profit reconciliation

Gross profit	$19,385	$14,260	$37,964	$27,127

Gross margin	60%	55%	60%	53%
Add back:
Non-cash stock-based compensation	448	440	844	1,020
Non-cash amortization of acquired
intangible assets	591	528	1,150	1,052
Non-GAAP gross profit	$20,424	$15,228	$39,958	$29,199

Gross margin	63%	59%	63%	57%

Non-GAAP recurring revenue gross profit reconciliation

Recurring revenue gross profit	$16,182	$12,685	$31,144	24,856

Recurring revenue gross margin	68%	65%	68%	63%
Add back:
Non-cash stock-based compensation	192	204	374	378
Non-cash amortization of acquired
intangible assets	577	515	1,124	1,027
Non-GAAP Recurring revenue gross profit	$16,951	$13,404	$32,642	$26,261

Recurring revenue gross margin	72%	68%	71%	67%

Operating expenses	$22,392	$18,561	$43,078	37,063
Add back:
Non-cash stock-based compensation	(2,184)	(2,770)	(4,080)	(4,781)
Non-cash amortization of acquired
intangible assets	(326)	(290)	(636)	(576)
Patent litigation and settlement costs	(491)	(347)	(934)	(661)
Restructuring and other	(404)	(315)	(404)	(1,558)
Non-GAAP Operating Expenses	$18,987	$14,839	$37,024	$29,487

Non-GAAP operating income (loss) reconciliation:

Operating loss	$(3,007)	$(4,301)	$(5,114)	(9,936)
Add back:
Non-cash stock-based compensation	2,632	3,210	4,924	5,801
Non-cash amortization of acquired
intangible assets	917	818	1,786	1,628
Patent litigation and settlement costs	491	347	934	661
Restructuring and other	404	315	404	1,558
Non-GAAP Operating income (loss)	$1,437	$389	$2,934	$(288)

CALLIDUS SOFTWARE INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except for percentages and per share data)
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2014	2013	2014	2013

Non-GAAP net loss reconciliation:

Net loss	$250	$(6,415)	$(2,217)	(13,018)
Add back:
Non-cash stock-based compensation	2,632	3,210	4,924	5,801
Non-cash amortization of acquired
intangible assets	917	818	1,786	1,628
Patent litigation and settlement costs	491	347	934	661
Restructuring and other	404	315	404	1,558
Interest expense on convertible notes	108	703	277	1,406
Amortization of convertible note issuance cost	26	134	58	268
Sale of domain names and trademarks	(3,862)	-	(3,862)	-
Non-GAAP Net income (loss)	$966	$(888)	$2,304	$(1,696)

Non-GAAP net income (loss) per share reconciliation:

Net loss per basic and diluted share	$-	$(0.17)	$(0.05)	$(0.35)
Add back:
Non-cash stock-based compensation	0.06	0.08	0.11	0.15
Non-cash amortization of acquired
intangible assets	0.02	0.02	0.04	0.04
Patent litigation and settlement costs	0.01	0.01	0.02	0.02
Restructuring and other	0.01	0.01	0.01	0.04
Interest expense on convertible notes	-	0.02	0.01	0.04
Amorization of convertible note issuance cost	-	0.01	(0.01)	0.01
Sale of domain names and trademarks	(0.08)	-	(0.08)	-

Non-GAAP net income (loss) per diluted share	$0.02	$(0.02)	$0.05	$(0.05)

Basic and fully diluted shares reconciliation:

GAAP Basic shares	46,648	37,813	46,298	37,478
Add back:
Weighted average effect of dilutive securities	1,413	-	1,718	-
Shares used in calculation of diluted net income per share - GAAP	48,061	37,813	48,016	37,478
Shares used in calculation of diluted net income per share -Non-GAAP (a)	49,568	37,813	48,016	37,478

(a) Shares used in the per share calculation for reconciling items between GAAP and Non-GAAP financial measures.

CALLIDUS SOFTWARE INC.
FINANCIAL OUTLOOK
(In thousands)
(unaudited)

The guidance figures provided below and elsewhere in this press release are forward-looking statements, reflect a number of estimates, assumptions and other uncertainties, and are approximate in nature because the Company's future performance is difficult to predict. Such guidance is based on information available on the date of this press release, and the company assumes no obligation to update it.

Three months ended
September 30, 2014
	GAAP	Non-GAAP

Total revenue	$33,000 - $34,000	$33,000 - $34,000
Operating income (a)	($1,900) - ($2,700)	$2,000 - $2,500
Net income (loss) per diluted share (c)	($0.04) - ($0.07)	$0.03 - $0.05

Twelve months ended
December 31, 2014
	GAAP	Non-GAAP

Total revenue	$129,000 - $132,500	$129,000 - $132,500
Operating income (b)	($8,600) - ($11,600)	$7,000 - $9,000
Net income (loss) per diluted share (c)	($0.12) - ($0.18)	$0.12 - $0.16

(a)
Estimated non-GAAP amounts above for the three months ending September 30, 2014 reflect adjustments that exclude the estimated amortization of acquired intangible assets of approximately $900 - $950 thousand, estimated stock-based compensation expense of approximately $2.8 - $3.1 million, and patent litigation costs of approximately $650 - $700 thousand.

(b)
Estimated non-GAAP amounts above for the twelve months ending December 31, 2014 reflect adjustments that exclude the estimated amortization of acquired intangible assets of approximately $3.6–$3.8 million, estimated stock-based compensation expense of approximately $11.5 - $12.5 million, and patent litigation costs of approximately $2.3 - $2.5 million.

(c)	Non-GAAP fully diluted share count is between 49.0 million and 50.1 million. GAAP share count is between 46.0 million to 48.0 million.